EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Franklin Financial Services Corporation

Chambersburg, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-169186) and Forms S-8 (No. 333-117604, No. 333-90348 and No. 333-193655) of our reports dated March 10, 2017, relating to the consolidated financial statements and the effectiveness of Franklin Financial Services Corporation’s internal control over financial reporting which appears in this Form 10-K.

/s/ BDO USA, LLP

Harrisburg, Pennsylvania

March 10, 2017